EXHIBIT 23.1




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Savings and Investment Plan for
Employees of Weingarten Realty
Houston, Texas


We hereby consent to the incorporation by reference in the Registration Statement No. 33-25581 of Weingarten Realty Investors on Form S-8 of our report dated June 16, 2004, appearing in the Annual Report on Form 11-K of the Savings and Investment Plan for Employees of Weingarten Realty Investors.



BDO SEIDMAN, LLP


Houston, Texas
June 29, 2004